UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
COREPOINT LODGING INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS SUPPLEMENT PROVIDES ADDITIONAL INFORMATION ABOUT THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON THURSDAY, MAY 21, 2020

CorePoint Lodging Inc. (“CorePoint” or the “Company”) issued the following press release on May 4, 2020 related to a change to a virtual-only format for its 2020 Annual Meeting of Stockholders to be held on Thursday, May 21, 2020 at 10:00 a.m. Central Time (the “Annual Meeting”). The following press release supplements CorePoint’s Notice of Annual Meeting of Stockholders and Proxy Statement and other proxy materials, filed with the Securities and Exchange Commission (the “SEC”) and first mailed to stockholders on or about April 14, 2020, in connection with the solicitation of proxies for use at the Annual Meeting. The press release is being filed as supplemental proxy materials with the SEC and furnished to stockholders on or about May 4, 2020.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH
THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

*****

FOR IMMEDIATE RELEASE

COREPOINT LODGING MOVES 2020 ANNUAL MEETING OF
STOCKHOLDERS TO VIRTUAL-ONLY FORMAT
IRVING, Texas - May 4, 2020 - CorePoint Lodging Inc. (NYSE: CPLG) (“CorePoint” or the “Company”) today announced that the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting, on the previously announced date and time of May 21, 2020 at 10:00 a.m. Central Time. Stockholders will not be able to physically attend the Annual Meeting. The change is intended to help protect the health and well-being of the Company’s directors, employees, stockholders and their families in light of the public health impact of the COVID-19 pandemic.
As described in the proxy materials for the Annual Meeting that were previously distributed, only stockholders of record or their proxy holders at the close of business on April 2, 2020, are entitled to vote at the Annual Meeting. Stockholders will be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/CPLG2020 by entering the 16-digit control number found on their proxy card or voting instruction form previously sent. Stockholders who have not already voted, or who wish to revoke their proxy and change their vote, will be able to vote at the Annual Meeting via the virtual meeting platform. Stockholders will also have the opportunity to submit questions electronically during the meeting.
Technical assistance will be available for stockholders encountering any difficulties accessing the virtual Annual Meeting. The technical support contact information will appear on the meeting website, www.virtualshareholdermeeting.com/CPLG2020, prior to the start of the Annual Meeting.
Whether or not a stockholder plans to virtually attend the Annual Meeting, CorePoint urges all stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed.
Although the 2020 Annual Meeting will be held in a virtual meeting format, the Company remains dedicated to shareholder engagement and intends to return to an in-person meeting format for future meetings.
About CorePoint Lodging Inc.
CorePoint Lodging Inc. (NYSE: CPLG) is a pure-play publicly traded U.S. lodging REIT strategically focused on the ownership of midscale and upper-midscale select-service hotels. CorePoint owns a geographically diverse portfolio in attractive locations primarily in or near employment centers, airports, and major travel thoroughfares. The portfolio consists of La Quinta branded hotels. For more information, please visit CorePoint’s website at www.corepoint.com.

CONTACT:
Becky Roseberry
SVP - Finance and Investor Relations
(214) 501-5535
investorrelations@corepoint.com